UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 5, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(310) 663-7831

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 5, 2025, NeOnc Technologies Holdings, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Josh Neman for his service as Chief Clinical Officer of the Company.

The terms of Mr. Neman’s Employment Agreement provide for a base salary of $165,000 per year. In addition, Mr. Neman will be entitled to participate in the Company’s 2023 Equity Incentive Plan, with 200,000 restricted stock units (the “RSUs”) to be granted as of Mr. Neman’s start date. One-third of the restricted stock units will vest on December 30, 2025. One-third of the restricted stock units will vest thereafter in twenty-nine (29) equal monthly installments. The remaining one-third will be performance-based, the vesting of which will be predicated on certain performance metrics being met as set forth in Mr. Neman’s individual grant agreement.

The descriptions of the Employment Agreement and the Restricted Stock Award Agreement set forth under this Item 1.01 are qualified in their entirety by reference to the complete terms and conditions of the Employment Agreement and the Restricted Stock Award Agreement which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of the Company appointed Josh Neman as the Company’s Chief Clinical Officer, effective June 5, 2025.

Mr. Neman, age 47, has served since July 2014 as an Associate Professor of Neurological Surgery, Neuroscience, and Physiology at the Keck School of Medicine of the University of Southern California (“Keck”). In addition to his academic role, he has held several key leadership positions at Keck, including Program Chair of the Cancer Biology and Genomics PhD Program since July 2019 and Scientific Director at the USC Brain Tumor Center since July 2021. In January 2021, Mr. Neman co-founded Synaptical Inc., a digital startup dedicated to providing cancer patients with guidance, education, and resources. He currently serves as its Chief Executive Officer. He also founded CNSMENDER Consulting LLC in January 2022, where he continues to serve as Chief Executive Officer. Mr. Neman earned both his Bachelor of Science and Ph.D. in Neurobiology from the University of California, Los Angeles.

There is no arrangement or understanding between Mr. Neman and any other person pursuant to which he was selected as Chief Clinical Officer, and there are no family relationships between him and any director, executive officer or person nominated or chosen by the Company to become an executive officer. There are no transactions involving Mr. Neman to be reported pursuant to Item 404(a) of Regulation S-K.

The disclosures regarding Mr. Neman’s Employment Agreement and Restricted Stock Award Agreement set forth in Item 1.01 of this Current Report on Form 8-K with respect to Mr. Neman are incorporated herein by reference. The descriptions of the Employment Agreement and the Restricted Stock Award Agreement incorporated by reference in this Item 5.02 are qualified in their entirety by reference to the complete terms and conditions of the Employment Agreement and the Restricted Stock Award Agreement which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement
10.2	Restricted Stock Award Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Dr. Thomas Chen
	Name:	Dr. Thomas Chen
	Title:	Chief Executive Officer

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